UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2025, Regional Management Corp. (the “Company”) issued a press release announcing financial results for the three and nine months ended September 30, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On November 5, 2025, the Company will host a conference call to discuss financial results for the three and nine months ended September 30, 2025. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and the presentation is furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Transition

On October 30, 2025, Robert W. Beck, President and Chief Executive Officer of the Company and a member of the Board of Directors of the Company (the “Board”), notified the Company of his intent to resign from such positions on November 10, 2025 (the “Effective Date”). In connection with Mr. Beck’s resignation, on October 30, 2025, the Board appointed Lakhbir S. Lamba as President and Chief Executive Officer of the Company and as a member of the Board, effective as of the Effective Date.

Mr. Lamba, age 51, has over 25 years of financial services experience in consumer lending and financial services, with extensive expertise in consumer credit, digital and technology platform development, branch sales and service, and analytics and product management. From 2008 to 2025, he held roles of increasing responsibility at PNC Financial Services Group, Inc., most recently as Executive Vice President, Head of Consumer Lending & Analytics, from June 2017 to March 2025 and Executive Vice President, Retail Lending, Asset Resolution Team & Analytics, April 2012 to June 2017. Mr. Lamba received his Bachelor of Technology, Mechanical Engineering from Indian Institute of Technology and his MBA in Finance and Strategy from Purdue University’s Krannert Graduate School of Management.

Mr. Lamba does not have any family relationships with any of the Company’s directors or executive officers. In addition, there are no arrangements or understandings between Mr. Lamba and any other person pursuant to which he was selected to his office, and there are no related party transactions involving Mr. Lamba that are reportable under Item 404(a) of Regulation S-K.

On November 5, 2025, the Company issued a press release announcing Mr. Lamba’s appointment and Mr. Beck’s resignation, in each case effective as of the Effective Date. The press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K (this “Report”).

Lamba Offer Letter

In connection with Mr. Lamba’s appointment, Mr. Lamba and the Company entered into an offer letter agreement dated October 30, 2025 (the “Offer Letter”). The Offer Letter provides for (i) an annual base salary of $550,000, (ii) in lieu of participation in the Company’s short-term incentive program in 2025, a signing bonus of $150,000 (less withholdings), (iii) in lieu of participation in the Company’s long-term incentive program in 2025, and as an inducement to have Mr. Lamba accept the employment offer from the Company, a restricted stock award having a grant date fair value of $350,000 (the “2025 Inducement RSA”), (iv) beginning in 2026, eligibility for a cash incentive award with a target opportunity equal to 150% of his base salary, (v) for 2026, as an inducement to have Mr. Lamba accept the employment offer from the Company, long-term incentive awards having a grant date fair value totaling $2,500,000, granted 50% as a performance restricted stock unit award to vest on December 31, 2028 upon the achievement of performance criteria established by the Human Resources and Compensation Committee of the Board (the “Committee”) and 50% as a restricted stock award to vest in equal installments on December 31, 2026, December 31, 2027, and December 31, 2028, subject to Mr. Lamba’s continued employment from the grant date until the applicable vesting date and the terms of the applicable equity award agreements (the “2026 Inducement Awards,” and together with the 2025 Inducement RSA, the “Inducement Awards”) and (vi) participation in the Regional Management Corp. Executive Severance and Change in Control Plan (the “Severance Plan”), with a Severance Multiple and CIC Severance Multiple (as such terms are defined in the Severance Plan) of 2.0. Mr. Lamba will also be subject to certain confidentiality, non-competition, non-solicitation, non-disparagement, and other restrictive covenants as provided under the Severance Plan or other applicable plans, agreements, and/or policies. It is expected that the 2025 Inducement RSA will be granted on the Effective Date and the 2026 Inducement Awards will be granted during the Company’s fiscal quarter ending March 31, 2026, in accordance with its customary annual equity grant practices for senior executives, as “employment inducement awards” under the New York Stock Exchange Listed Company Manual Rule 303A.08.

The foregoing summary of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Beck Transition Letter Agreement

In connection with Mr. Beck’s resignation, Mr. Beck and the Company executed a transition letter agreement on October 30, 2025 (the “Letter Agreement”). The Letter Agreement provides for (i) Mr. Beck to serve in a new non-executive employee role as Senior Advisor from the Effective Date until the termination of his employment with the Company on June 30, 2026, (ii) Mr. Beck to continue to be paid an annual base salary of $680,000 through December 31, 2025, (iii) Mr. Beck to remain eligible to earn the cash bonus opportunity previously awarded to him by the Committee based upon the Company’s and his performance in 2025, (iv) any long-term incentive awards granted to Mr. Beck to continue in accordance with their terms and be governed by the terms of applicable plans, related award agreements, and the Letter Agreement, and (v) Mr. Beck to be paid base salary in the aggregate amount of $1,000,000 for the period from January 1, 2026 to June 30, 2026. Mr. Beck will also continue to be subject to certain confidentiality, non-competition, non-solicitation, non-disparagement, and other restrictive covenants as provided under the Severance Plan or other applicable plans, agreements, and/or policies.

The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Report and incorporated herein by reference.

Executive Severance and Change in Control Plan

On October 30, 2025, upon the recommendation of the Committee, the Board approved the Amended and Restated Executive Severance and Change in Control Plan (the “Plan”). The prior version of the Plan was set to expire on April 6, 2026. The Board approval extended the term of the Plan to expire on April 6, 2029 or as otherwise provided in the Plan.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.3 to this Report and incorporated herein by reference.

Item 8.01. Other Events.

On November 5, 2025, the Company also announced that the Board has: (i) approved a $30 million increase in the amount authorized under its stock repurchase program announced in December 2024, from $30 million to $60 million, and (ii) declared a quarterly cash dividend of $0.30 per share of outstanding common stock, payable on December 16, 2025 to stockholders of record as of the close of business on November 25, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated October 30, 2025, between Lakhbir S. Lamba and Regional Management Corp.
10.2	Letter Agreement, dated October 30, 2025, between Robert W. Beck and Regional Management Corp.
10.3	Regional Management Corp. Executive Severance and Change in Control Plan (as Amended and Restated effective October 30, 2025).
99.1	Press Release issued by Regional Management Corp. on November 5, 2025, announcing financial results for Regional Management Corp. for the three and nine months ended September 30, 2025.
99.2	Presentation of Regional Management Corp., dated November 5, 2025.
99.3	Press Release issued by Regional Management Corp. on November 5, 2025, announcing President and Chief Executive Officer transition.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: November 5, 2025	By:	/s/ Harpreet Rana
	Name:	Harpreet Rana
	Title:	Executive Vice President and Chief Financial and Administrative Officer